SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 18, 2000.

                               PLANET ZANETT, INC.
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               (Exact name of registrant as specified in charter)

           Delaware                   0-27068                    56-4389547
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)

              135 East 57th Street, 15th Floor, New York, NY 10022
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               (Address of principle executive offices) (Zip Code)

                                 (212) 759-5700
                                 --------------
                         (Registrant's telephone number)

                      ------------------------------------

                     Exhibit Index appears on Page 6 hereof

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Item 2. Acquisition or Disposition of Assets.

      On December 18, 2000, Planet Zanett Corporate Incubator, Inc. (the "Company") acquired an interest in Fanlink Networks, Inc., a Delaware corporation ("Fanlink"), pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement dated December 5, 2000, by and between the Company, Fanlink and certain other investors in Fanlink (the "Purchase Agreement'). Fanlink has designed and is in the process of implementing a wireless application which allows concessionaires and merchandisers to accept orders via wireless devices and to efficiently deliver the products and information to customers in sports and entertainment venues, convention centers and corporate campuses.

      Pursuant to the Purchase Agreement, the Company acquired from Fanlink 437,811 shares of Fanlink's Series A Convertible Preferred Stock. The purchase price of $452,250, which was established through arm's-length negotiation, was funded from the Company's existing cash. Under the terms of the Purchase Agreement, the Company has the right to purchase up to an additional 869,088 shares of Series A Preferred Stock for an aggregate purchase price of $897,750, in two transactions, as follows:

Date                                  Number of Shares            Purchase Price
----                                  ----------------            --------------

On or before February 5, 2001         440,425                     $454,950

On or before April 5, 2001            428,663                     $442,800

Each of these subsequent purchases is conditioned on the following:

o     Fanlink has achieved certain milestones prior to each of these dates;
o Fanlink has not experienced any material adverse change in its financial condition or business prospects prior to such dates;
o The Company has completed and is satisfied with the results of a due diligence review; and
o Fanlink has elected, in its sole discretion, to accept such investments from the Company.

      Each share of Fanlink's Series A Preferred Stock held by the Company will convert into one share of Fanlink's Common Stock upon the Company's election, or earlier upon completion of a public offering of Fanlink's Common Stock meeting certain criteria (a "Qualified Public Offering") or the written consent of holders of at least two thirds of the issued and outstanding shares of Fanlink's Series A Preferred Stock. Each share of Fanlink's Series A Preferred Stock is entitled to one vote for each share of Fanlink common stock into which such share may be converted, and the Company has special voting rights that require its approval for certain material corporate actions and transactions. The shares of Series A Preferred Stock contain an 8% cumulative dividend feature. So long as at least 20% of the shares of Fanlink's Series A Preferred Stock remains issued and outstanding, if on or before December 18, 2005, Fanlink has not completed either a:


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

      o     Qualified Public Offering;

      o a merger, consolidation, reorganization, share exchange, other business combination in which the consideration received for each share of Series A Preferred Stock pursuant to such transaction does not result in an internal rate of return of at least a 35% compound annual return; or

      o     sale of all or substantially all of its stock or assets,

then the holders of a majority of Fanlink's issued and outstanding shares of Series A Preferred Stock shall have the option to require Fanlink to redeem their issued and outstanding shares of Series A Preferred Stock. The holders of a majority of Fanlink's issued and outstanding shares of Series A Preferred Stock shall also have the option to require Fanlink to redeem their issued and outstanding shares of Series A Preferred Stock if a Change of Control (as defined in the Certificate of Designation for the Series A Preferred Stock occurs on or before December 18, 2005. Any such redemption shall be at a price per share equal to the original purchase price of the Series A Preferred Stock, plus all declared and unpaid dividends on shares. The amount of any such redemption shall be paid in three equal annual installments.

      Craig Brumfield, a Vice President of the Company, has been elected to Fanlink's five member board of directors at the direction of the Company. For so long as the Company continues to own at least 30% of the shares of Fanlink's Series A Preferred Stock which it purchases pursuant to the Purchase Agreement, the Company shall be entitled to appoint its representative to the seat on Fanlink's Board of Directors which is presently occupied by Mr. Brumfield.

      In connection with the consummation of the Purchase Agreement, the Company also entered into a Stockholders' Agreement dated as of November 30, 2000 with Fanlink and its stockholders and an Investors' Rights Agreement with Fanlink dated as of November 30, 2000. These agreements, taken in the aggregate, provide for, among other things, restrictions on the transferability of securities, co-sale, preemptive, information and registration rights. These agreements terminate upon a Qualified Public Offering.

      Pursuant to a separate letter agreement which the Company entered into with Fanlink on November 30, 2000, Fanlink agreed to issue the Company a warrant to purchase 1,394,031 shares of Fanlink's common stock in consideration of services which the Company had already provided to Fanlink as of the date of the letter agreement, as well as in consideration of certain additional services that the Company agreed to continue to provide to Fanlink or agreed to arrange to have provided to Fanlink by third parties. The terms and conditions governing the warrant are set forth in a Warrant For The Purchase of 1,394,031 Shares of Common Stock which Fanlink issued to the Company as of November 30, 2000 (the "Warrant"). The Company may exercise the Warrant at any time prior to 5:00 p.m. on November 30, 2005 at an exercise price of $1.03298 per share.


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

      The Company currently has beneficial ownership (calculated on an issued and outstanding basis assuming conversion of each issued and outstanding share of Preferred Stock) of approximately 4.5% of the Fanlink Common Stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits (referenced in item 601 of Regulation S-K)

            10.5 Series A Convertible Preferred Stock Purchase Agreement by and among Fanlink Networks, Inc., Planet Zanett Corporate Incubator, Inc. and certain other investors, dated December 5, 2000.

            10.6 Investor Rights Agreement dated November 30, 2000, by and between Fanlink Network, Inc. and certain of its Investors.

            10.7 Warrant for the Purchase of 1,394,031 Shares of Common Stock of Fanlink Networks, Inc., dated as of November 30, 2000.

            10.8 Stockholders' Agreement dated November 30, 2000, between Fanlink Networks, Inc. and certain stockholders of Fanlink Networks, Inc.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PLANET ZANETT, INC.


Date: February 1, 2001                      By: /s/ David M. McCarthy
                                                --------------------------------
                                                Name:  David M. McCarthy
                                                Title: Chief Executive Officer


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

                                  EXHIBIT INDEX

         Exhibit No.    Description
         -----------    -----------

         10.5 Series A Convertible Preferred Stock Purchase Agreement by and among Fanlink Networks, Inc., Planet Zanett Corporate Incubator, Inc. and certain other investors, dated December 5, 2000.

         10.6 Investor Rights Agreement dated November 30, 2000, by and between Fanlink Network, Inc. and certain of its Investors.

         10.7 Warrant for the Purchase of 1,394,031 Shares of Common Stock of Fanlink Networks, Inc., dated as of November 30, 2000.

         10.8 Stockholders' Agreement dated November 30, 2000, between Fanlink Networks, Inc. and certain stockholders of Fanlink Networks, Inc.


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